                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 2-72586, Registration Statement No. 2-60029, Registration Statement No. 33-39089, Registration Statement No. 33-40505, Registration Statement No. 33-54686, Registration Statement No. 33-54688, Registration Statement No. 33-54690, Registration Statement No. 33-56021, Registration Statement No. 333-00417, and Registration Statement No. 333-12337 of The Gap, Inc. on Form S-8 of our report dated February 27, 1997, incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended February 1, 1997.


/s/ Deloitte & Touche LLP

San Francisco, California
April 18, 1997